Exhibit 99.1

News for Immediate Release

Contact: Dana Arvidson
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead’s Third Quarter Results from Operations Improve 23% Year-over-Year; Net Operating Cash Usage* Reduced 36%

BOSTON, MA, April 29, 2013 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the third quarter of fiscal 2013 as well as the nine month period ended March 31, 2013.  Results for the nine months ended March 31, 2013 included facilitated loan volumes, income and expenses of our subsidiary Cology LLC (“Cology”) since October 19, 2012.

Total facilitated loan volumes for the quarter ended March 31, 2013 were $68.8 million, including $52.9 million facilitated by Cology.  Monogram®-based facilitated loan volumes for the quarter totaled $15.9 million, up $6.4 million, or 67%, from the same period a year ago.  For the nine months ended March 31, 2013, total facilitated loan volumes were $220.2 million, including $117.6 million of Monogram-based loans, an increase of 122% year-over-year.  Loan disbursements totaled $394.6 million, including $120.7 million of Monogram-based loans for the nine months ended March 31, 2013.

“We believe that the solid growth in loan disbursements and the continued decline in net operating cash usage are indicators of the significant improvements made to First Marblehead’s operating results since last year,” said Daniel Meyers, Chairman and Chief Executive Officer. “In addition, we are now on the lender lists of approximately 1,000 educational institutions, which we believe positions us for a solid upcoming peak lending season,” added Mr. Meyers.

For the third quarter of fiscal 2013, the Company recorded a loss from operations of $8.8 million compared to a loss from operations of $11.4 million for the third quarter of fiscal 2012, an improvement of 23%.  The net loss from continuing operations for the third quarter of fiscal 2013 was $8.8 million, or ($0.08) per common share, compared to net income from continuing operations of $2.9 million, or $0.03 per fully diluted common share for the same period a year ago.  However, the results from the third quarter of fiscal 2012 included $14.4 million of benefits related to the deconsolidation of the GATE trusts and the resulting income tax allocations for the discontinued operations presentation.  Revenues fell $1.0 million to $12.8 million for the quarter ended March 31, 2013 as the results for the quarter ended March 31, 2012 included $1.6 million in higher fair value changes to service revenue receivables.  This decrease was partially offset by $0.8 million in higher administrative fee income for the quarter ended March 31, 2013 as a result of higher Monogram-based loan originations.  In addition, Company expenses fell 14% from $25.1 million in the third quarter of fiscal 2012 to $21.6 million for the third quarter of fiscal 2013 primarily as a result of lower professional fees ($0.8 million), lower special servicing costs ($1.3 million) and lower compensation costs ($0.8 million).

For the nine months ended March 31, 2013, the Company recorded a loss from operations of $34.6 million compared to a loss from operations of $48.0 million for the same period a year ago, an improvement of 28%.  For the nine months ended March 31, 2013, revenues increased 16% primarily as a result of $1.1 million in higher net interest income after provision for loan losses and $2.1 million in increased administrative and other fee revenues principally from Monogram-based loan originations.  In addition, overall expense levels declined approximately 10%, or $8.3 million, for the nine months ended March 31, 2013 compared to the same period a year ago, as the Company continued to execute on its cost reduction efforts.

The net loss from continuing operations for the nine months ended March 31, 2013 was $35.0 million, or ($0.33) per common share, compared to a net loss from continuing operations of $19.6 million, or ($0.18) per common share, for the same period a year ago.  Similar to the quarterly results for the period ended March 31, 2012, the nine month period ended March 31, 2012 included significant benefits related to the deconsolidation of the GATE trusts as well as an income tax benefit from continuing operations that in the aggregate totaled $27.0 million over that period.

Company Liquidity

As of March 31, 2013, the Company had $191.6 million in cash, cash equivalents and short-term investments compared to $182.5 million at December 31, 2012.

The increase of $9.1 million from the prior quarter resulted primarily from the $37.5 million growth in deposits, net of investments in private education loans and investments available-for-sale at Union Federal Savings Bank of $15.4 million, partially offset by $7.9 million of net operating cash usage to fund operations.  The net operating cash usage of $7.9 million was 36% lower than the quarter ended March 31, 2012 and represents the lowest quarterly net operating cash usage since the Company began reporting this metric in the second quarter of fiscal 2009.

Net operating cash usage for the nine months ended March 31, 2013 was $32.4 million, a $9.2 million, or 22%, reduction compared to the same nine month period a year ago.

* See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Monday, April 29, 2013 at 5:00 p.m. Eastern time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 9866432.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10028091.  The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see

www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and our expectations as to future financial success, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of April 29, 2013. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; the successful sales and marketing of the products and services offered by TMS and Cology LLC; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in integrating the operations of Cology LLC and realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc., including additional fee-based revenues; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables; and the other factors set forth under the caption “Part I – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 8, 2013. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended March 31, 2013 and 2012
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2013	2012	2013	2012
Revenues:
Net interest income:
Interest income	$1,527	$950	$4,087	$2,230
Interest expense	(406)	(209)	(1,020)	(679)
Net interest income	1,121	741	3,067	1,551
(Provision) credit for loan losses	(70)	222	50	476
Net interest income after (provision) credit for loan losses	1,051	963	3,117	2,027
Non-interest revenues:
Tuition payment processing fees	7,466	7,697	22,264	22,172
Administrative and other fees	3,437	2,604	9,238	7,102
Fair value changes to service revenue receivables	838	2,454	2,057	202
Total non-interest revenues	11,741	12,755	33,559	29,476
Total revenues	12,792	13,718	36,676	31,503
Non-interest expenses:
Compensation and benefits	10,454	11,307	29,663	32,396
General and administrative	11,172	13,816	41,573	47,128
Total non-interest expenses	21,626	25,123	71,236	79,524
Loss from operations	(8,834)	(11,405)	(34,560)	(48,021)
Other income:
Gain from deconsolidation of trusts	—	9,156	—	9,514
Proceeds from TERI Settlement	421	—	702	1,405
Total other income	421	9,156	702	10,919
Loss from continuing operations, before income taxes	(8,413)	(2,249)	(33,858)	(37,102)
Income tax expense (benefit) from continuing operations	376	(5,197)	1,146	(17,489)
(Loss) income from continuing operations	(8,789)	2,948	(35,004)	(19,613)
Discontinued operations, net of taxes	—	6,910	—	1,135,781
Net (loss) income	$(8,789)	$9,858	$(35,004)	$1,116,168
Net (loss) income per basic common share:
From continuing operations	$(0.08)	$0.03	$(0.33)	$(0.18)
From discontinued operations	—	0.06	—	10.30
Total basic net (loss) income per share	$(0.08)	$0.09	$(0.33)	$10.12
Net (loss) income per diluted common share:
From continuing operations	$(0.08)	$0.03	$(0.33)	$(0.18)
From discontinued operations	—	0.06	—	10.28
Total diluted net (loss) income per share	$(0.08)	$0.09	$(0.33)	$10.10
Weighted-average common shares outstanding:
Basic	111,110	101,554	105,988	101,459
Diluted	111,110	110,573	105,988	110,499

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of March 31, 2013 and June 30, 2012
(unaudited)
(dollars and shares in thousands, except per share amounts)

	March 31, 2013	June 30, 2012
Assets
Cash and cash equivalents	$141,534	$123,497
Short-term investments, at cost	50,116	85,007
Restricted cash	36,641	65,401
Investments available-for-sale, at fair value	83,898	68,598
Education loans held-to-maturity, net of allowance of $1,546 and $1,309	62,082	33,095
Mortgage loans held-to-maturity, net of allowance of $642 and $591	11,529	7,811
Deposits for participation interest accounts, at fair value	10,847	4,039
Service revenue receivables, at fair value	15,655	16,341
Goodwill	20,066	19,548
Intangible assets, net	24,808	20,922
Property and equipment, net	5,947	4,570
Other assets	10,208	8,976
Total assets	$473,331	$457,805
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$164,219	$83,428
Restricted funds due to clients	76,288	104,981
Accounts payable, accrued expenses and other liabilities	11,732	18,133
Income taxes payable	24,647	23,414
Net deferred income tax liability	1,181	861
Total liabilities	278,067	230,817
Commitments and contingencies:
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000 shares authorized; 0 and 133 shares issued and outstanding	—	1
Common stock, par value $0.01 per share; 250,000 shares authorized; 119,867 and 110,658 shares issued; 111,110 and 102,002 shares outstanding	1,198	1,106
Additional paid-in capital	455,857	452,726
Accumulated deficit	(75,631)	(40,627)
Treasury stock, 8,757 and 8,656 shares held, at cost	(186,930)	(186,828)
Accumulated other comprehensive income	770	610
Total stockholders’ equity	195,264	226,988
Total liabilities and stockholders’ equity	$473,331	$457,805

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Nine Months Ended March 31, 2013 and 2012
(unaudited)
(dollars in thousands)

The following tables present our loan volume metrics with respect to our Monogram-based loan programs for the three and nine months ended March 31, 2013 and 2012, as well as the private education loans processed by Cology for the period since the date of acquisition through March 31, 2013:

	Three months ended March 31,
	2013					2012
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total
	(dollars in thousands)
Facilitated Loans	$12,182	$3,713	$15,895	$52,916	$68,811	$2,268	$7,238	$9,506
Disbursed Loans	40,064	12,462	52,526	215,596	268,122	8,262	14,464	22,726

	Nine months ended March 31,
	2013					2012
	Partnered Lending	Union Federal	Monogram Loan Programs Total	Cology LLC	Total	Partnered Lending	Union Federal	Monogram Loan Programs Total
	(dollars in thousands)
Facilitated Loans	$88,474	$29,100	$117,574	$102,650	$220,224	$20,081	$32,809	$52,890
Disbursed Loans	89,270	31,409	120,679	273,896	394,575	20,572	31,683	52,255

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” and that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its non-interest expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three and nine months ended March 31, 2013 and 2012 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a non-GAAP Financial Measure
For the Three and Nine Month Periods Ended March 31, 2013 and 2012
(unaudited)
(dollars in thousands)

	Three months ended March 31,		Nine months ended March 31,
	2013	2012	2013	2012
Loss from continuing operations, before income taxes	$(8,413)	$(2,249)	$(33,858)	$(37,102)
Adjustments to net loss from continuing operations, before income taxes:
Non-cash gain from deconsolidation of trusts	—	(9,156)	—	(9,514)
Fair value changes to service revenue receivables	(838)	(2,454)	(2,057)	(202)
Cash receipts from service revenue receivables	1,187	520	2,743	575
Depreciation and amortization	1,165	1,138	3,159	3,635
Stock-based compensation	1,072	1,081	3,221	3,603
TMS deferred revenue	(1,618)	(1,601)	(2,528)	(3,694)
Other, net of cash flows from FMDS in 2012	(407)	457	(3,041)	1,140
Non-GAAP net operating cash usage	$(7,852)	$(12,264)	$(32,361)	$(41,559)